CONSENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions "Financial Highlights" in the Prospectus of Neuberger Berman Emerging Markets Equity Fund, Neuberger Berman Equity Income Fund, Neuberger Berman Focus Fund, Neuberger Berman International Fund, Neuberger Berman Partners Fund and Neuberger Berman Real Estate Fund (six of the series constituting the Neuberger Berman Equity Funds) and "Independent Registered Public Accounting Firms" and "Financial Statements" in the Neuberger Berman Equity Funds Statement of Additional Information, and to the incorporation by reference in Post-Effective Amendment No. 152 to the Registration Statement of Neuberger Berman Equity Funds (Form N-1A, No. 2-11357) of our reports dated October 16, 2009, on the financial statements and financial highlights of Neuberger Berman Emerging Markets Equity Fund, Neuberger Berman Equity Income Fund, Neuberger Berman Focus Fund, Neuberger Berman International Fund, Neuberger Berman Partners Fund and Neuberger Berman Real Estate Fund included in the August 31, 2009 Annual Reports to Shareholders of Neuberger Berman Equity Funds.

Ernst & Young LLP

Boston, Massachusetts
June 3, 2010